                                                                    EXHIBIT B

                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                  RETAIL VENTURES, INC. (successor by merger to
                       Value City Department Stores, Inc.)

                                       and

                            THE HOLDERS SPECIFIED ON
                           THE SIGNATURE PAGES HEREOF

                            Dated as of July 5, 2005


                                TABLE OF CONTENTS

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1. DEFINITIONS.....................................................................      1

2. REGISTRATION UNDER THE SECURITIES ACT...........................................      6

    2.1   Demand Registration......................................................      6
    2.2   Incidental Registration..................................................      9
    2.3   Shelf Registration.......................................................     11
    2.4   Underwritten Offerings...................................................     11
    2.5   Expenses.................................................................     12

3. HOLDBACK ARRANGEMENTS...........................................................     12

    3.1   Restrictions on Sale by Holders of Registrable Securities................     12
    3.2   Restrictions on Sale by the Company and Others...........................     13

4. REGISTRATION PROCEDURES.........................................................     13

    4.1   Obligations of the Company...............................................     13
    4.2   Seller Information.......................................................     17
    4.3   Notice to Discontinue....................................................     17

5. INDEMNIFICATION; CONTRIBUTION...................................................     18

    5.1   Indemnification by the Company...........................................     18
    5.2   Indemnification by Holders...............................................     19
    5.3   Conduct of Indemnification Proceedings...................................     19
    5.4   Contribution.............................................................     20
    5.5   Other Indemnification....................................................     20
    5.6   Indemnification Payments.................................................     21

6. GENERAL.........................................................................     21

    6.1   Adjustments Affecting Registrable Securities.............................     21
    6.2   Registration Rights to Others............................................     21
    6.3   Availability of Information; Rule 144; Other Exemptions..................     21
    6.4   Amendments and Waivers...................................................     22
    6.5   Notices..................................................................     22
    6.6   Successors and Assigns...................................................     24
    6.7   Counterparts.............................................................     24
    6.8   Descriptive Headings, Etc. ..............................................     24
    6.9   Severability.............................................................     25
    6.10  Choice of Law and Venue; Jury Trial Waiver...............................     25
    6.11  Remedies; Specific Performance...........................................     26
    6.12  Entire Agreement.........................................................     26
    6.13  Further Assurances.......................................................     26
    6.14  Construction.............................................................     26
    6.15  No Inconsistent Agreement................................................     26
    6.16  Costs and Attorneys' Fees................................................     26
    6.17  Nominees for Beneficial Owners...........................................     27

            This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of July 5, 2005, by and among Retail Ventures, Inc. (successor by merger to Value City Department Stores, Inc.), an Ohio corporation (the "Company"), Cerberus Partners, L.P., ("CPLP"), Schottenstein Stores Corporation ("SSC") and Back Bay Capital Funding LLC, and amends and restates in its entirety that certain Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") dated as of June 11, 2002 by and among the Company, CPLP and SSC.

                                  WITNESSETH:

            WHEREAS, in connection with a Financing Agreement dated July 11, 2002, as amended or otherwise modified from time to time, by and among the Company, certain subsidiaries of the Company, CPLP and the lenders set forth therein (the "Financing Agreement"), the Company issued, upon the terms and subject to the conditions of the Financing Agreement, certain warrants, dated September 26, 2002 (the "Warrants") to each Holder exercisable for up to 19,621,459 shares (subject to adjustment pursuant to the terms of the Warrants), of the Company's Common Shares without par value (the "Common Shares") (the Common Shares issued or issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares"); and

            WHEREAS, the parties have entered into that certain Second Amended and Restated Senior Loan Agreement, dated as of the date hereof, which agreement amends and restates that certain Amended and Restated Convertible Loan Agreement, dated as of June 11, 2002, by and among the Company, the guarantors named therein, CPLP and the Lenders named therein, as amended by Amendment No. 1 to Amended and Restated Senior Convertible Loan Agreement, dated as of June 11, 2002, and by Amendment No. 2 to Amended and Restated Senior Convertible Loan Agreement, dated as of October 7, 2003 and Amendment No. 3 to Amended and Restated Senior Convertible Loan Agreement, dated as of December 29, 2004 (as amended, supplemented, restated or otherwise modified through the date hereof, the "Loan Agreement"); and

            WHEREAS, as a condition to the effectiveness of such amendment and restatement, the Company has, on the date hereof, issued certain warrants (the "Conversion Warrants") exercisable for Common Shares by each of the Holders at any time in their sole discretion (the Common Shares issued or issuable upon exercise of the Conversion Warrants are hereinafter referred to as the "Conversion Warrant Shares"); and

            WHEREAS, in order to induce the Initial Holders to enter into and consummate the transactions contemplated by the Loan Agreement, the Company has agreed to amend and restate the Registration Rights Agreement in its entirety as set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in order to induce the Initial Holders to amend and restate the Loan Agreement, the Company and the Initial Holders hereby agree as follows:

            1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control," "controls," "controlled by," or "under common control with" shall mean the possession, direct or indirect of the power to cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed to have control of another Person if it is a "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13-d-5 under the Securities Exchange Act) or a member of a "group" that is the beneficial owner, directly or indirectly, of 20% or more of the voting stock of or equity interest in such Person. A Person shall be deemed to direct the management and policies of a Person if it, without limitation, obtains the power (whether or not exercised) to elect a majority of the Board of Directors of such Person.

            "Common Shares" shall have the meaning set forth in the recitals.

            "Company" shall have the meaning set forth in the preamble.

            "Conversion Warrant Shares" shall have the meaning set forth in the recitals.

            "Conversion Warrants" shall have the meaning set forth in the recitals.

            "CPLP" shall have the meaning set forth in the preamble.

            "CPLP Initial Holders" shall mean CPLP and its transferees who are Initial Holders.

            "Current Market Price" shall mean, with respect to a security, on any date specified herein, the average of the daily Market Price of such security during the 10 consecutive trading days before such date, except that, if on any such date the shares of such security are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

            "Demand Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

            "Demand Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

            "Financing Agreement" shall have the meaning set forth in the recitals.

            "Holders" shall mean initially the Holders signatory hereto for so long as they are the registered owners of any Registrable Securities and such of their respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Holders (or any subsequent Holder), for so long as such heirs, successors and permitted assigns are the registered owners of any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

            "Holders' Counsel" shall mean one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration, by the Initiating Holder who requested registration in the Request or, if another Holder is registering a greater number of Registrable Securities in such Demand Registration, then the Holder registering the greatest number of Registrable Securities in such Demand Registration, and (ii) in all other cases, by the Initial Holders of the Registration.

            "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

            "Incidental Registration Statement" shall mean a registration statement of the Company, which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Initial Holders" shall mean CPLP, SSC, SSC's beneficial owners and any party to whom any of SSC, SSC's beneficial owners or CPLP transfers at least 15% of its Registrable Securities.

            "Initial Holders of the Registration" shall mean, with respect to a particular registration, the Initial Holders who hold Registrable Securities to be included in such registration.

            "Initiating Holder" shall mean, with respect to a particular registration, the Holder who initiated the Request for such registration.

            "Loan Agreement" shall have the meaning set forth in the preamble.

            "Market Price" shall mean, on any date specified herein, with respect to any security, the amount per share of such security equal to (i) the last reported sale price of such security, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such security is then listed or admitted for trading, (ii) if such security is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of such security on such date, (iii) if there shall have been no trading on such date or if such security is not so designated, the average of the closing bid and asked prices of such security on such date as shown by the NASD automated quotation system, (iv) if trading in such security is quoted in the over-the-counter market, the average of the closing bid and asked prices of the security on such date as shown on the OTC Bulletin Board, or
(v) if such security is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by a committee of the Company's Board of Directors consisting of directors who are not Affiliates of the Company, or the Initial Holders; provided, however, that at the request of a Holder, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Initial Holders or, if that selection cannot be made within 10 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided, further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

            "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act) and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Registrable Securities" shall mean (i) any Warrant Shares issued upon exercise of the Warrants, (ii) any Conversion Warrant Shares issued upon exercise of the Conversion Warrants, and (iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clauses (i) and (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and either (i) the registration statement with respect thereto has remained effective for 150 days from the time the Warrant

Shares are issued upon exercise of the Warrants or from the time the Conversion Warrant Shares are issued upon exercise of the Conversion Warrants (provided, that this clause (A)(i) shall not apply to a registration statement that is a shelf registration) or (ii) such securities shall have been disposed of in accordance with such registration statement, (B) such securities are eligible for sale pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NYSE and other registration, listing and filing fees, (ii) all fees and expenses of the Company incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of Holders' Counsel up to $15,000 per Registration Statement, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities, and (viii) except as set forth below, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided further, that in the event the Company shall not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

            "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Request" shall have the meaning set forth in Section 2.1(a).

            "Rule 144" means Rule 144 issued by the SEC under the Securities Act, or any subsequent rule pertaining to the disposition of securities without registration.

            "Rule 144A" means Rule 144A issued by the SEC under the Securities Act, or any subsequent rule pertaining to private resales of securities to institutions.

            "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

            "Securities Act" shall have the meaning set forth in the preamble.

            "Shelf Registration" shall have the meaning set forth in Section 2.1(a).

            "SSC Initial Holders" shall mean SSC, its beneficial owners and its transferees who are Initial Holders.

            "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

            "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

            "Warrants" shall have the meaning set forth in the recitals.

            "Warrant Shares" shall have the meaning set forth in the recitals.

            "Withdrawn Demand Registration" shall have the meaning set forth in
Section 2.1(a).

            "Withdrawn Request" shall have the meaning set forth in Section 2.1(a).

            2. REGISTRATION UNDER THE SECURITIES ACT.

            2.1 Demand Registration.

            (a) Right to Demand Registration. Subject to Section 2.1(c), at any time or from time to time each Initial Holder shall have the right to request in writing that the Company register all or part of such Holder's Registrable Securities (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than 10 days after receipt of a Request, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities. Subject to Section 2.1(b), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holder and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within 30 days after the receipt of such written notice from the Company. The Company shall, promptly, following a Request, use its reasonable best efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration. The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

            A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Initiating Holder (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Initiating Holder (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred), in which case such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the number of Demand Registrations); provided, however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a material adverse change in the business, financial condition or prospects of the Company, or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 25% of the Registrable Securities to be included in such Registration Statement, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the number of Demand Registrations), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion.

            The registration rights granted pursuant to the provisions of this
Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

            (b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holder (such writing to state the approximate number of Registrable

Securities which may be included in such offering), and the Request is not thereafter withdrawn, the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them. In the event the Company shall not, by virtue of this Section 2.1(b), include in any Demand Registration all of the Registrable Securities of any Holder requested to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, further reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, that it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding pro rata increase in the amount of Registrable Securities to be included in such Demand Registration.

            (c) Limitations on Registrations. The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 2.1(a) are subject to the limitation that in no event shall the Company be required to effect more than (i) three Demand Registrations requested by each of CPLP and SSC (or its beneficial owners), (ii) five Demand Registrations requested by all CPLP Initial Holders in the aggregate (with no CPLP Initial Holder other than CPLP having the right to request more than two Demand Registrations), or (iii) five Demand Registrations requested by all SSC Initial Holders in the aggregate (with no SSC Initial Holder other than SSC (or its beneficial owners) having the right to request more than two Demand Registrations), as the Initiating Holder; provided, however, that such number shall be increased to the extent the Company (x) does not include in what would otherwise be such registration, for which the Company is required to pay Registration Expenses, the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.1(b) or (y) terminates a Shelf Registration pursuant to Section 2.3 prior to the earlier of the time that all Registrable Securities covered by such Shelf Registration have been sold or one year following the effectiveness of such Shelf Registration. The Holders of the Registrable Securities may only make one Demand Registration per 180 days. In order to effect a Demand Registration, the Holder seeking such Demand Registration must seek to register at least a number of Common Shares with a Current Market Price of $5,000,000, or such lesser number which is all of the Registrable Securities held by such Holder.

            (d) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Holder who requested registration in the Request so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering and such Initiating Holder may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holder. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Company, subject to the approval of the Initiating Holder who requested such registration in the Request (such approval not to be unreasonably withheld).

            (e) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the shorter of (i) one year for a Shelf Registration or 90 days for any other Registration Statement or (ii) the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or
(iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied (other than by the sole reason of any breach or failure by the Holders of Registrable Securities) and are not otherwise waived.

            (f) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless each Initial Holder of the Registration shall have consented in writing to the inclusion of such other securities; provided, however, that the number of shares of Registrable Securities to be registered by the Holders shall not be reduced pursuant to
Section 2.1(b) unless all other securities are first entirely excluded from the underwriting.

            (g) Registration Statement Form. Registrations under this Section
2.1 shall be on such appropriate registration form of the SEC (i) as shall be reasonably selected by the Company, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration.

            2.2 Incidental Registration.

            (a) Right to Include Registrable Securities. If the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section 2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least five Business Days prior to filing with the SEC such proposed registration) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Holder made within five Business Days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. If such price is 15% (or $1.50 per share, whichever is less) less than the Current Market Price of the Registrable Securities on the date that a Holder delivered its notice requesting inclusion in an Incidental Registration, such Holder may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

            If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under
Section 2.1 and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.2 which the Company is obligated to effect; provided, however, that the Company shall not be obligated to include any shares requested by a Holder unless the number of shares requested by such Holder has a Current Market Price of at least $5,000,000, or is all of the Registrable Securities held by a Holder.

            The registration rights granted pursuant to the provisions of this
Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

            (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, and

(B) second, on a pro rata basis, in proportion to the number of securities requested to be included in such registration, the Registrable Securities requested to be included in such registration by the Holders and securities of the Company requested to be included by the holders of other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by any Persons other than the Company, (A) first, the securities of the Company requested to be included in such registration by any Persons initiating such registration, and (B) second, on a pro rata basis, in proportion to the number of securities requested to be included in such registration, the Registrable Securities requested to be included in such registration by the Holders, the securities requested to be included in such registration by any other Persons and the securities that the Company proposes to register for its own account; provided, however, that in the event the Company will not, by virtue of this Section 2.2(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding pro rata increase in the amount of Registrable Securities to be included in such registration.

            (c) Selection of Underwriters. If any Incidental Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Company in its sole discretion.

      2.3   Shelf Registration.

            (a) Shelf Registration. If a request made pursuant to Section 2.1 is for a Shelf Registration, the Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (i) an opinion, in form and substance reasonably satisfactory to each Initial Holder of the Registration, of counsel for the Company satisfactory to each Initial Holder of the Registration (it being agreed that Simpson Thacher & Bartlett LLP is satisfactory) stating that such Registrable Securities are freely saleable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.

            2.4 Underwritten Offerings.

            (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter and the Initial Holders of the Registration for any Underwritten Offering effected pursuant to a Demand Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering to contain such representations and warranties by the Company and the Initial Holders of the Registration and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

            (b) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or (in the case of an Incidental Registration) the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

            (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            2.5 Expenses. The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration or Shelf Registration whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a).

            3. HOLDBACK ARRANGEMENTS

            3.1 Restrictions on Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 (or any successor provision having similar effect) under the Securities Act of any Registrable Securities (except as part of such registration), during the seven days prior to, and during the time period reasonably requested by the sole or lead managing Underwriter (or the closing date for any Underwritten Offering sold pursuant to a Shelf Registration), not to exceed 90 days, beginning on the effective date of the applicable registration statement, unless the sole or lead Managing Underwriter in such Underwritten Offering otherwise agrees; provided, that the Company, each officer and director of the Company and each other holder of 5% or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company so agree.

            3.2 Restrictions on Sale by the Company and Others. The Company agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the seven days prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable registration statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), unless the sole or lead Managing Underwriter in such Underwritten Offering otherwise Agrees. The Company will use its reasonable best efforts to cause each director and officer of the Company and each holder of 5% or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company to so agree.

            4. REGISTRATION PROCEDURES.

            4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

            (a) prepare and file with the SEC (promptly, and in any event within 45 days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective (promptly, and in any event within 60 days of the initial filing of the Registration Statement with the SEC) (provided, however, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.2, its securities that are Registrable Securities); and provided further, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder's Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement or if shorter, during the time period required by this Agreement;

            (c) furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

            (d) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder;

            (e) use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

            (f) notify Holders' Counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contained in any underwriting agreement in respect of such offering cease to be true and correct in all material respects, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

            (g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time relevant to the Offering (collectively, the "Records") as shall be necessary, in the reasonable opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

            (h) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be in customary form, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter);

            (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

            (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) if so requested by an Initial Holder of the Registration, use its reasonable best efforts to cause all such Registrable Securities to be duly included for quotation on the national securities exchange on which the Company's similar securities are then listed, if applicable, or if securities of the Company are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company's securities are then listed), on a national securities exchange to which it meets the listing requirements designated by the Initial Holders of the Registration;

            (l) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

            (m) reasonably cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NYSE and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

            (n) cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

            (o) keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any registration under Section 2 hereunder;

            (p) furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

            (q) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

            (r) use its reasonable best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

            4.2 Seller Information. The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the disposition of such securities as the Company may from time to time reasonably request in writing; provided, however, that such information shall be used only in connection with such Registration. If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, and
(ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

            4.3 Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through 4.1(f)(v), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

            5. INDEMNIFICATION; CONTRIBUTION.

            5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates, advisers, attorneys and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. The Company shall enter into an agreement with any Underwriters of the Registrable Securities to provide for customary indemnification of any such Underwriter, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

            5.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims.

            5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest shall exist between such indemnified party and the indemnifying party with respect to such claims; it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to no more than one firm of local counsel) at any time for all such indemnified parties or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement or compromise of any pending or threatened claim or action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action), unless such settlement, (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by or on behalf of the indemnifying party.

            5.4 Contribution. If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            5.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

            5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

            6. GENERAL.

            6.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

            6.2 Registration Rights to Others. The Company is not currently party to any agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any Affiliate of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

            6.3 Availability of Information; Rule 144; Other Exemptions. At any time during which the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, at any time and from time to time, upon the request of any Holder of Registrable Securities or upon the request of any Person designated by such Holder as a prospective purchaser of any Registrable Securities, furnish in writing to such Holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonable available, provided, that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request. During any time during which the Company is not subject to the reporting requirements of the Exchange Act and as long as any Registrable

Securities are outstanding, the Warrants have not yet expired or the Conversion Warrants have not yet expired, the Company shall deliver to the Holders all reports, financial statements and other documents required to be provided under
Article VII of the Loan Agreement, without regard to (A) whether, at any time, such reporting requirements are required pursuant to Article VII of the Loan Agreement and (B) whether all Liens, Reimbursement Obligations, Letter of Credit Obligations and all other Obligations under the Loan Agreement have been paid or whether any Lender shall have any commitment thereunder. The Company will use its best efforts to take such steps as are necessary to allow the Company to become, and remain, eligible to register securities on Form S-3 (or any comparable form adopted by the SEC) for resale purposes, and to make publicly available and available to the Holder of Registrable Securities to make sales of Registrable Securities pursuant to such rules.

            The Company covenants that it will use its reasonable best efforts to timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time, a written statement signed by the Company, addressed to such Holder, as to whether the Company has complied with the current public information requirements of Rule 144 or Rule 144A. The Company will, at the request of any Holder of Registrable Securities (upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than one (1) year, and (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days), remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

            6.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and each Initial Holder; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

            6.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

If to the Company:                 Retail Ventures, Inc.
                                   3241 Westerville Road
                                   Columbus, Ohio  43224
                                   Attn:  James McGrady
                                          Chief Financial Officer
                                   Fax No. (614) 473-2721

with copies to:                    Retail Ventures, Inc.
                                   3241 Westerville Road
                                   Columbus, Ohio 43224
                                   Attn: Julia A. Davis
                                         General Counsel
                                   Fax No. (614) 337-4682

If to the Initial Holders:         Cerberus Partners, L.P.
                                   299 Park Avenue
                                   Floors 21-23
                                   New York, NY 10171
                                   Attn: Lenard Tessler
                                   Fax No. (212) 755-3009

with copies to:                    Schulte Roth & Zabel LLP
                                   919 Third Avenue
                                   New York, NY 10022
                                   Attn: Stuart D. Freedman, Esq.
                                   Fax No.(212) 593-5955

                                   Schottenstein Stores Corporation
                                   1800 Moler Road
                                   Columbus, OH 43207
                                   Attn: Irwin A. Bain
                                   Fax No.(614) 443-0972

with copies to:                    Wachtell, Lipton, Rosen & Katz
                                   51 West 52nd Street
                                   New York, New York 10019
                                   Attn:  Scott K. Charles, Esq.
                                   Fax No.(212) 403-2000

                                   Back Bay Capital Funding LLC
                                   40 Broad Street, 10th Floor
                                   Boston, MA 02109
                                   Attn: William Chan
                                   Fax No: (617) 434-4185

                                   If to any subsequent Holder, to the address of such Person set forth in the records of the Company.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

            6.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of the Warrants, Conversion Warrants or Registrable Securities). Any Holder may assign to any permitted (as determined under the Warrants, the Conversion Warrants and Loan Agreement) transferee of its Warrants, Conversion Warrants or Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold the Warrants, Conversion Warrants or Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). If the Company shall so request, any heir, successor or permitted assign (including any permitted transferee) wishing to avail itself of the benefits of this Agreement shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder or by the Company without the consent of the other parties hereto.

            6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

            6.8 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

            6.9 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            6.10 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE COMPANY AND THE INITIAL HOLDERS WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6.10. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION TO ENFORCE JUDGMENTS OBTAINED IN ANY ACTION, SUIT OR PROCEEDING BROUGHT PURSUANT TO THIS SECTION.

            THE COMPANY AND THE INITIAL HOLDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND THE INITIAL HOLDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            6.11 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court specified in Section 6.10 hereof, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

            6.12 Entire Agreement. This Agreement, the Loan Agreement, the Warrants and the Conversion Warrants and any agreements between the parties expressly referenced herein or therein (collectively, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

            6.13 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            6.14 Construction. The Company and the Initial Holders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Holders.

            6.15 No Inconsistent Agreement. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

            6.16 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the Company and the Initial Holders agree that the prevailing party shall recover from the non-prevailing party all of such prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            6.17 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:                              HOLDERS:

RETAIL VENTURES, INC.                 CERBERUS PARTNERS, L.P.
                                      By: CERBERUS ASSOCIATES, L.L.C.

By: /s/ James A. McGrady              By: /s/
    ------------------------------        ----------------------------
    Name: James A. McGrady                Name:
    Title: Chief Financial Officer        Title:

                                      SCHOTTENSTEIN STORES CORPORATION

                                      By: /s/ Jeffry D. Swanson
                                          ---------------------------
                                          Name: Jeffry D. Swanson
                                          Title: SVP

                                      BACK BAY CAPITAL FUNDING LLC

                                      By: /s/
                                          ----------------------------
                                          Name:
                                          Title: